UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2023

BRISTOL-MYERS SQUIBB COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-0790350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 East 29th Street, 14th Floor
New York, NY, 10016
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (212) 546-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	BMY	New York Stock Exchange
1.000% Notes due 2025	BMY25	New York Stock Exchange
1.750% Notes due 2035	BMY35	New York Stock Exchange
Celgene Contingent Value Rights	CELG RT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)          On April 26, 2023, Bristol Myers Squibb Company (the “Company”) announced that the Board of Directors of the Company (“Board”) appointed Christopher Boerner, Ph.D., to serve as the Company’s Chief Operating Officer, effective April 26, 2023, and as the Chief Executive Officer, effective November 1, 2023.  On May 2, 2023, the Board elected Dr. Boerner, to serve as a member of the Board, effective May 2, 2023, after the Annual Meeting. The size of the Board was increased to twelve, effective May 2, 2023, in connection with the election of Dr. Boerner.

Dr. Boerner, 52, has worked for the Company since 2015 in roles of increasing seniority.  He served as the Company’s Executive Vice President and Chief Commercialization Officer from August 2018 to April 2023.  Dr. Boerner previously served as Head, International Markets from October 2017 to July 2018, and as President and Head of U.S. Commercial from February 2015 to September 2017.

Due to his employment with the Company, the Board has determined that Dr. Boerner is not independent under the New York Stock Exchange Listing Standards or the independence standards adopted by the Board. Dr. Boerner will not serve on any committees of the Board.

Dr. Boerner was not selected as a director pursuant to any arrangement or understanding between him and any other person.  There are no related party transactions between the Company and Dr. Boerner and there are no family relationships between Dr. Boerner and any director or executive officer of the Company.

Dr. Boerner will not be compensated for his service as a director of the Company.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of the Company was held on May 2, 2023.

(b)	Shareholders voted on the matters set forth below.

Item 1. The shareholders elected each of the Company’s 11 nominees to serve as directors of the Company until the 2024 Annual Meeting based upon the following votes:

	For	Against	Abstain	Broker Non-Vote
Peter J. Arduini	1,513,964,261	45,262,343	4,033,050	268,683,382
Deepak L. Bhatt, M.D., M.P.H.	1,549,329,749	9,930,821	3,999,084	268,683,382
Giovanni Caforio, M.D.	1,435,621,163	118,279,157	9,359,334	268,683,382
Julia A. Haller, M.D.	1,535,005,342	25,501,075	2,753,237	268,683,382
Manuel Hidalgo Medina, M.D., Ph.D.	1,533,923,291	25,393,637	3,942,726	268,683,382
Paula A. Price	1,517,082,822	42,393,024	3,783,808	268,683,382
Derica W. Rice	1,487,320,744	71,913,805	4,025,105	268,683,382
Theodore R. Samuels	1,479,191,052	80,861,588	3,207,014	268,683,382
Gerald L. Storch	1,445,066,253	114,101,188	4,092,213	268,683,382
Karen H. Vousden, Ph.D.	1,517,425,805	42,124,841	3,709,008	268,683,382
Phyllis R. Yale	1,529,099,472	30,340,910	3,819,272	268,683,382

Item 2. The management proposal on the advisory vote to approve the compensation of our named executive officers was approved based upon the following votes:

			Broker
For	Against	Abstain	Non-Vote
1,438,045,960	118,332,598	6,881,096	268,683,382

Item 3. The management proposal on the advisory vote of the frequency of the advisory vote to approve the compensation of our named executive officers was approved for one year based upon the following votes:

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
1,525,837,873	4,106,448	28,850,524	4,464,809	268,683,382

Item 4. The appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for 2023 was ratified based upon the following votes:

For	Against	Abstain
1,772,411,521	55,636,602	3,894,913

Item 5. The shareholder proposal on the adoption of a Board policy that the Chairperson of the Board be an independent director was not approved based upon the following votes:

			Broker
For	Against	Abstain	Non-Vote
495,551,854	1,061,784,252	5,923,548	268,683,382

Item 6.  The shareholder proposal on workplace non-discrimination audit was not approved based upon the following votes:

			Broker
For	Against	Abstain	Non-Vote
23,891,859	1,503,971,016	35,396,779	268,683,382

Item 7.  The shareholder proposal on special shareholder meeting improvement was not approved based upon the following votes:

			Broker
For	Against	Abstain	Non-Vote
90,237,608	1,448,468,707	24,553,339	268,683,382

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: May 4, 2023	By:	/s/ Kimberly M. Jablonski
	Name:	Kimberly M. Jablonski
	Title:	Corporate Secretary